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                                                                   EXHIBIT 99.1

                   [Aegis Communications Group, Inc. Letterhead]

News Release                FOR IMMEDIATE RELEASE

CONTACTS AT THE COMPANY:
AL GIRARDI, GCI Group, (212) 546-2208
LAURA SWYMER, GCI Group, (212) 546-1453

ATC COMMUNICATIONS AND IQI, INC. LAUNCH AEGIS COMMUNICATIONS GROUP, INC. UPON COMPLETION OF MERGER

AEGIS EMERGES AS A PREEMINENT INTEGRATED MARKETING SERVICES PROVIDER.

DALLAS AND LOS ANGELES, JULY 10, 1998 - Dallas-based ATC Communications Group, Inc. (Nasdaq: ATCT) and Los Angeles-based IQI, Inc. announced the completion of the merger of the two companies to form Aegis Communications Group, Inc., a new leader in integrated marketing services. The stock-for-stock merger of the two companies was previously announced on April 8, 1998. The combined company's stock will continue to be traded on the Nasdaq National Market System and Aegis' ticker symbol will become "AGIS" effective July 13, 1998.

Currently ranked among the largest publicly traded teleservices providers, Aegis Communications Group will offer complete, integrated marketing services including customer acquisition, customer care, and marketing research to leading corporations. The combined company has over 8,500 teleservices professionals, approximately 6,000 teleservices workstations, and 26 call centers. The joint client base includes American Express, AT&T, Bell South, First USA, Procter & Gamble, US West Communications, Universal Card, and Western Union, among others. On a historical pro-forma basis, Aegis Communications Group's 1997 revenues were approximately $250 million.

"The merger between ATC and IQI has created a truly customer-driven, innovative, integrated marketing services provider," said Stephen A. McNeely, the CEO of the combined company and former CEO of IQI, Inc. "Building upon complementary operational strengths, Aegis now enjoys the benefits of expanded core competencies. This merger dramatically increases the array of value-added services so integral to building and strengthening client partnerships. It will certainly lead to new opportunities for growth and enhanced relationships. By coupling Aegis' strong product portfolio with our tremendous platform in people, information systems and facilities, we are poised to accelerate growth."

"When we agreed to merge ATC and IQI in early April, the potential synergies between the two companies were compelling and exciting to everyone involved," said Michael G. Santry, co-chairman of the new combined company and former chairman and CEO of ATC. "Now our clients, employees, and stockholders will reap the benefits of those synergies in action. Aegis is

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effectively equipped to lead the teleservices industry with advanced capabilities, services, and technologies."

According to the terms of the merger, ATC will issue approximately 34.2 million shares of stock in exchange for 100% of IQI's equity. IQI stockholders will own 57.5% of the common stock after the merger and ATC stockholders will own 42.5% of the combined company's shares. CIBC Oppenheimer Corp. served as ATC's financial advisor in this transaction.

In addition to Mr. McNeely and Mr. Santry, members of the Aegis Communications Group Board of Directors will include: Drew Lewis, former chairman of Union Pacific Railroad and Secretary of Transportation; Peter Ueberroth, former commissioner of baseball; Frederic V. Malek, chairman of Thayer Capital and former president of Northwest Airlines and Marriott Hotels; and Dr. Paul G. Stern, a partner of Thayer Capital Partners. Dr. Stern will also serve as co-chairman of the combined company with Mr. Santry.


Thayer Capital Partners is a private equity investment firm based in Washington D.C. It manages Thayer Equity Investors III, a private fund raised by Thayer partners, Frederic V. Malek, Rick Rickertsen, and Paul G. Stern. The fund's goal is to generate superior equity returns through the acquisition of companies in industries in which Mr. Malek and Dr. Stern have significant operating experience. Thayer Equity Investors III is Aegis Communications Group's largest shareholder. Aegis Communications Group will maintain major offices in Dallas, TX; Los Angeles, CA; Atlanta, GA; and New York, NY. In addition to six managed facilities, Aegis operates call centers in Los Angeles, CA; Port St. Lucie, FL; Atlanta, GA; Chicago, IL; Dalton, MN; Browns Valley, MN; Joplin, MO; Hazleton, PA; Clarksville, TN; Addison, TX; Arlington, TX; Euless TX; Fort Worth, TX; Garland, TX; Irving, TX (2); Mesquite, TX; Newport News, VA; Virginia Beach, VA; Fairmont, WV; and Barrie, Ontario, Canada. Additional information regarding the company can be found on its website at WWW.AEGISCOMGROUP.COM.

Based in Atlanta, GA, Aegis' Elrick & Lavidge subsidiary is recognized as one of the premier custom marketing research firms in the United States. Established in 1951, Elrick & Lavidge provides clients, representing a broad range of industries, with customer satisfaction, quantitative and qualitative research, and marketing services. Elrick & Lavidge's clients include American Century, Compaq, Frito Lay, Hallmark, 3M, and Procter & Gamble.

THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS CONTAINED IN THIS DOCUMENT THAT ARE NOT BASED ON HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS". TERMS SUCH AS "ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "PREDICTS", "MAY", "SHOULD", "WILL", THE NEGATIVE THEREOF AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BY NATURE SUBJECT TO UNCERTAINTIES AND RISKS, INCLUDING BUT NOT LIMITED TO: THE ACHIEVEMENT OF EXPECTED SYNERGIES AND BENEFITS OF COMBINATION AND CONSOLIDATION; THE ABILITY TO INTEGRATE DISTINCT BUSINESSES AND OPERATIONS SMOOTHLY AND TO AVOID OR MINIMIZE THE DISRUPTION CAUSED BY BUSINESS COMBINATIONS; AND OTHER OPERATIONAL, FINANCIAL OR LEGAL RISKS OR UNCERTAINTIES DETAILED IN THE COMPANY'S SEC FILINGS FROM TIME TO TIME.